EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-206549, No. 333-190646, No. 333-168761, No. 333-168760, No. 333-168758, No. 333-31366, No. 333-91682, No. 333-142717, No. 333-142742, and No. 333-159935) and on Form S-3 (No. 333-157578 and No. 333-159127) of HNI Corporation of our report dated February 27, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 24, 2017